EXHIBIT 3








                           BY-LAWS

                             OF

                  IPALCO ENTERPRISES, INC.



















               ------------------------------
                   As Amended and Restated
                       April 29, 1986,
                     And Further Amended
                     November 13, 1989,
                       June 26, 1990,
                       June 29, 1993,
                   January 25, 1994, and
                       April 26, 1994
               ------------------------------


















                           BY-LAWS
                             OF
                  IPALCO ENTERPRISES, INC.
                  -------------------------
                   As Amended and Restated
                       April 29, 1986,
                     And Further Amended
                     November 13, 1989,
                       June 26, 1990,
                       June 29, 1993,
                   January 25, 1994, and
                       April 26, 1994
                  ------------------------

                         ARTICLE I.
                           Offices
                           -------

     SECTION 1. Principal Office. The principal office of the Corporation shall be in the City of Indianapolis, County of Marion, State of Indiana.

     SECTION 2. Other Offices. The Corporation may also have an office in the City of Chicago, Illinois, and in the City of New York, New York, and also offices at such other places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

                         ARTICLE II.
                    Shareholders Meetings
                    ---------------------

     SECTION 1. Place of Meeting. Meetings of the shareholders of the Corporation shall be held at such place within or without the State of Indiana as may be specified from time to time in the respective notices, waivers of notice thereof, or by resolution of the Board of Directors or the shareholders.

     SECTION 2. Annual Meeting. The annual meeting of shareholders shall be held on the third Wednesday of April of each year at the hour of 11:00 o`clock A.M., unless such day shall be a legal holiday, in which event the meeting shall be held on the next succeeding business day at the same hour.

     SECTION 3. Special Meetings. Special meetings of the shareholders for any purpose or purposes may be called by the Chairman of the Board, the President or by a majority of the Board of Directors. Business transacted at any such meeting shall be confined to the objects stated in the call and matters germane thereto.

                 (As Amended June 29, 1993)

     SECTION 4. Notice of Meetings; Waiver. Written or printed notice, stating the place, day and hour of the annual and/or special meetings of the shareholders, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered or mailed by the Secretary, or by the officer or persons entitled to call the meeting, to each shareholder of record entitled by the Amended Articles of Incorporation (hereinafter referred to as the ``Amended Articles'') and by law to vote at such meeting, at such address as appears upon the records of the Corporation, at least ten (10) days before the date of the meeting.

     Notice of any shareholders meeting may be waived in writing by any shareholder, if the waiver sets forth in reasonable detail the purposes for which the meeting is called and the time and place thereof. Attendance at any meeting, in person or by proxy, shall constitute a waiver of notice of such meeting.

                 (As Amended June 29, 1993)



     SECTION 5. Quorum. The holders of a majority of the shares issued and outstanding and then entitled to vote, present in person or represented by proxy, shall be requisite and sufficient to constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by law, by the Amended Articles, or by these By-Laws. If, however, such majority shall not be present or represented at any meeting of the shareholders, the shareholders present in person or by proxy shall have power to adjourn the meeting from time to time without notice, other than announcement at the meeting, until a quorum shall attend, when any business may be transacted which might have been transacted at the meeting as originally called.

     SECTION 6. Voting. At each meeting of the shareholders, every shareholder entitled to vote may vote in person or by proxy appointed by an instrument in writing subscribed by such shareholder or by his duly authorized attorney and delivered to the Secretary of the meeting. Each shareholder shall have one vote for each share of common stock registered in his name at the time of the closing of the transfer books or taking the record for said meeting. The vote for directors, and, upon the demand of any shareholder, the vote upon any question before the meeting, shall be by ballot. All elections shall be had by plurality vote and all other questions shall be decided by a majority vote, except as otherwise provided by law, by the Amended Articles or by these By-Laws.

     SECTION 7. New Business. At an annual meeting of shareholders only such new business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the annual meeting. For any new business proposed by the Board of Directors to be properly brought before the annual meeting, such new business shall be approved by the Board of Directors and shall be stated in writing and filed with the Secretary of the Corporation at least five (5) business days before the date of the annual meeting, and all business so approved, stated and filed shall be considered at the annual meeting. Any shareholder may make any other proposal at the annual meeting, but unless properly brought before the annual meeting, such proposal shall not be acted upon at the annual meeting. For a proposal to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 30 days nor more than 60 days prior to the annual meeting; provided, however, that if less than 40 days' notice or prior public disclosure of the date of the annual meeting is given or made, notice by the shareholder to be timely must be so delivered or received not later than the close of business on the 10th calendar day following the earlier of (1) the day on which such notice of the date of the annual meeting was mailed or (2) the day on which such public disclosure was made. A shareholder's notice to the Secretary of the Corporation shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business and any other shareholders known by such shareholder to be supporting such proposal, (c) the class and/or series and number of shares that are beneficially owned by the shareholder on the date of such shareholder notice and by any other shareholders known by such shareholder to be supporting such proposal on the date of such shareholder notice, and
(d) any financial interest of the shareholder and any supporting shareholders in such proposal.

     The Board of Directors may reject any shareholder proposal not made in accordance with the terms of this Section 7. Alternatively, if the Board of Directors fails to consider the validity of any shareholder proposal, the presiding officer of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that the shareholder proposal was not made in accordance with the terms of this Section and, if he should so determine, he shall so declare at the annual


                            --2--



meeting and any such business or proposal not properly brought before the annual meeting shall not be acted upon at the annual meeting. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees of the Board of Directors, but, in connection with such reports, no new business shall be acted upon at such annual meeting unless stated, filed and received as herein provided.

                  (As added June 26, 1990)


                        ARTICLE III.

                          Directors
                          ---------
     SECTION 1. Number and Term. The number of directors of this Corporation shall be seventeen (17). Such directors shall be elected for such terms as may be specified in the Amended Articles.

   (As Amended January 25, 1994 to be Effective April 20, 1994)

     SECTION 2. Powers and Duties. In addition to the powers and duties expressly conferred upon it either by law, by the Amended Articles, or by these By-Laws, the Board of Directors may exercise all such powers of the Corporation as are conferred upon the Corporation by law and by the Amended Articles, and do all such lawful acts and things as are not inconsistent with the law or the Amended Articles.

     Subject to the provisions of law and the Amended Articles, the Board of Directors shall have absolute discretion in the declaration of dividends and in fixing the date for the declaration and payment of dividends.

     SECTION 3. Annual and Regular Meetings; Notice. The annual meeting of the Board of Directors shall be held on the last Tuesday of the month in which the annual meeting of shareholders is held, and other regular meetings of the Board of Directors shall be held on the last Tuesday of each month. If the day fixed pursuant to this Section for the annual or any regular meeting shall be a legal holiday, then such annual or regular meeting shall be held on the next succeeding business day.

     The annual meeting and all regular meetings of the Board of Directors shall be held immediately following the Board of Directors meeting of Indianapolis Power & Light Company, or if there is no such meeting, at 1:30 P.M., at the principal office of the Corporation, unless notice of a different time and/or place is given with respect to any such meeting at least seven days prior thereto by mail or three days prior thereto by telegraph. No notice of the annual or any regular meeting of the Board of Directors shall be required unless such meeting is to be held at a time and/or place other than the principal office of the Corporation.

     SECTION 4. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, or by two-thirds (2/3) of the directors on two days' notice by mail or by one day's notice by telephone or telegraph to each director, which notice shall state the time, place and purpose of the holding of such meetings. Any special meeting of the Board of Directors may be held either within or without the State of Indiana.

     SECTION 5. Quorum. At all meetings of the Board of Directors a majority of the directors shall be necessary and sufficient to consitute a quorum for the transaction of business, and the affirmative vote of a majority of the directors present shall be the act of the Board of Directors, except as otherwise may be provided specifically by statute, by the Amended Articles or by these By-Laws.

                            --3--


If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those directors present may adjourn the meeting to another day and thereupon the Secretary shall mail, telephone, or telegraph to each director, notice of the time and place of the holding of such adjourned meeting. At any such adjourned meeting at which there is a quorum present, any business may be transacted which might have been transacted at the meeting as originally scheduled or called.

     SECTION 6. Resignations. Any director of the Corporation may resign at any time by giving written notice to the Board of Directors or to the Chairman of the Board, the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or if the time is not specified, upon receipt thereof. Unless otherwise specified in the notice, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 7. Vacancies. Except as otherwise provided in the Amended Articles, any vacancy occurring in the Board of Directors caused by resignation, death or other incapacity, or increase in the number of directors may be filled by a majority vote of the remaining members of the Board, until the next annual or special meeting of the shareholders or, at the discretion of the Board of Directors, such vacancy may be filled by vote of the shareholders at a special meeting called for that purpose. Shareholders shall be notified of any increase in the number of directors in the next mailing sent to shareholders following any such increase.

     SECTION 8. Nominations of Directors. The Executive Committee of the Board of Directors of the Corporation shall serve as the nominating committee for the nomination of directors of the Corporation. In case a person is to be elected to the Board by the Board of Directors because of a vacancy existing on the Board, nomination shall be made only by the Executive Committee pursuant to the affirmative vote of the majority of its entire membership. The Executive Committee shall also make nominations for directors to be elected by the shareholders of the Corporation at an annual meeting of shareholders as provided in the remainder of this Section 8.

     Only persons nominated in accordance with the procedures set forth in this Section 8 shall be eligible for election as directors at an annual meeting. The Executive Committee shall select the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death, incapacity, disqualification or other inability to serve of a management nominee, the Executive Committee shall deliver written nominations to the Secretary of the Corporation at least fifty (50) days prior to the date of the annual meeting. Management nominees substituted as a result of the death, incapacity, disqualification or other inability to serve of a management nominee shall be delivered to the Secretary of the Corporation as promptly as practicable. At the request of the Executive Committee, any person nominated by that Committee for election as a director at an annual meeting shall furnish to the Secretary of the Corporation that information, described below, required to be set forth in a shareholder's notice of nomination which pertains to the nominee. Provided the Executive Committee selects the management nominees, no nominations for directors except those made by the Executive Committee shall be voted upon at the annual meeting unless other nominations by shareholders are made in accordance with the provisions of this Section 8. Ballots bearing the names of all the persons nominated for election as directors at an annual meeting in accordance with the procedures sete forth in this Section 8 by the Executive Committee and by shareholders shall be provided for use at the annual meeting. However, except in the case of a management nominee substituted as a result of the death, incapacity, disqualification or other inability to serve of a management nominee, if the Executive Committee shall fail or refuse to nominate a slate of directors at least fifty (50) days prior to the date of the annual meeting, nominations for directors may be made at the annual meeting by any shareholder entitled to vote and shall be voted upon. No person shall be elected as a director of the Corporation unless nominated in accordance with the terms set forth in this Section 8.

                            --4--



     Nominations of individuals for election to the Board of Directors of the Corporation at an annual meeting of shareholders may be made by any shareholder of the Corporation entitled to vote for the election of directors at that meeting who complies with the procedures set forth in this Section 8. Such nominations, other than those made by the Executive Committee, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section 8. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the date of each annual meeting; provided, however, that if less than 60 days' notice or prior public disclosure of the date of the annual meeting is given or made, notice by the shareholder to be timely must be so delivered or received not later than the close of business on the 10th calendar day following the earlier of (1) the day on which such notice of the date of the annual meeting was mailed or (2) the day on which such public disclosure was made. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and/or series and number of shares that are beneficially owned by such person on the date of such shareholder notice and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such shareholder and any other shareholders known by such shareholder to be supporting such nominee(s) and (ii) the class and/or series and number of shares that are beneficially owned by such shareholder on the date of such shareholder notice and by any other shareholders known by such shareholder to be supporting such nominee(s) on the date of such shareholder notice.

     The Board of Directors may reject any nomination by a shareholder not made in accordance with the terms of this Section 8. Alternatively, if the Board of Directors fails to consider the validity of any nominations by a shareholder, the presiding officer of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that a nomination was not made in accordance with the terms of this Section 8, and, if he should so determine, he shall so declare at the annual meeting and the defective nomination shall be disregarded.

                  (As added June 26, 1990)


                         ARTICLE IV.
            Committees Of The Board Of Directors
            ------------------------------------

     SECTION 1. Executive Committee.

     Number and Powers. The Board of Directors shall create an Executive Committee consisting of the Chairman of the Board and the President, as ex officio members, and two or more directors who shall be elected by a majority of the whole Board of Directors, from time to time, to hold office until the next annual meeting of the Board of Directors and until their respective successors are duly elected and qualified. The Board of Directors shall designate the Chairman of such Committee.

     The Executive Committee shall have and exercise (except as otherwise provided by law or by the Board of Directors and except when the Board of Directors shall be in session) such powers and rights of the full Board of Directors in the management of the business and affairs of the Corporation as may be lawful, and it shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it.

                            --5--

         Meetings and Notice. Meetings of the Executive Committee may be held either at the office of the Corporation in the City of Indianapolis, Indiana, or at such other places as the Executive Committee or Chairman thereof shall from time to time designate. Such meetings may be called by or at the request of the Chairman or any member of the Executive Committee by giving at least twenty-four (24) hours' advance notice to each member of the Executive Committee. Such notice may be given personally or by telephone or telegraph.

          Quorum. A majority of the Executive Committee shall constitute a quorum for the transaction of business, and the affirmative vote of such majority shall be necessary to the determination of any question.

          Compensation. The members of the Executive Committee, other than ex officio members, shall be entitled to receive such compensation as may be determined from time to time by the Board of Directors.

          Minutes. Minutes of the meeting of the Executive
Committee shall be kept and read at the next meeting of the Board of Directors.

          Vacancies. Vacancies occurring in the Executive Committee shall be filled by the Board of Directors at any meeting of said
Board.

          SECTION 2. Audit Committee. The Board of Directors, by a majority vote of the whole Board of Directors, may designate three
(3) or more members of such Board who shall not be officers of the Corporation or its subsidiaries, to constitute an Audit Committee. Members of such Committee shall serve for terms of one (1) year and until their successors are duly elected and qualified. Such Committee shall have and exercise such authority as shall be specified in the resolution of the Board of Directors appointing such Committee. The Chairman of such Audit Committee shall be designated by the Board of Directors.

          SECTION 3. Compensation Committee. The Board of Directors, by a vote of a majority of the whole Board of Directors, may designate three (3) or more members of such Board, who are not officers of the Corporation or its subsidiaries, to constitute a Compensation Committee. Members of such Committee shall serve for terms of one (1) year and until their successors are duly elected and qualified. Such Committee shall have and exercise such authority as shall be specified in the resolution of this Board of Directors appointing such Committee. A Chairman and a Vice-Chairman of the Compensation Committee may be designated by the Board of Directors.

          SECTION 4. Committee on Strategies. The Board of Directors, by majority vote of the whole Board of Directors, may designate three (3) or more members of such Board, who are not officers of the Corporation or its subsidiaries, to constitute a Committee on Strategies. Members of such Committee shall serve for terms of one (1) year and until their successors are duly elected and qualified. Such Committee shall have and exercise such authority as shall be specified in the resolution of this Board of Directors appointing such Committee. A Chairman and a Vice-Chairman of the Committee on Strategies may be designated by the Board of Directors.
                    (As Added April 26, 1994)


                             -6-



                         ARTICLE V.

                 Officers Of The Corporation
                 ---------------------------

     SECTION 1. Officers. The officers of the Corporation shall be a Chairman of the Board, a Vice-Chairman of the Board, a President, one or more Vice Presidents, a Secretary, a Treasurer, a Controller, and, if the Board of Directors desires, one or more Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and Assistant Controllers, who shall be elected by the Board of Directors at its annual meeting. Any two or more of such offices may be held by the same person, except that the duties of the President and the Secretary, shall not be performed by the same person. In the election of Vice Presidents, the Board of Directors may give each vice presidency such special designation as it may deem appropriate. The Chairman of the Board and the President shall be chosen from among the directors.

   (As Amended November 13, 1989 to be Effective February 1, 1990)

                            --6--



     The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall have such authority and perform such duties as from time to time shall be prescribed by the Board of Directors.

     SECTION 2. Salaries. The salaries of all officers of the Corporation shall be fixed by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact he is also a director of the Corporation.

     SECTION 3. Terms; Removal. The officers of the Corporation shall hold office for one year and until their successors are duly elected and qualified; provided, however, that any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board of Directors.

     SECTION 4. Resignations. Any officer of the Corporation may resign at any time by giving written notice to the Board of Directors, to the Chairman of the Board, to the President, or to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or if the time be not specified, upon receipt thereof. Unless otherwise specified in the notice, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 5. Vacancies. If the office of the Chairman of the Board, the President, any Vice President, the Secretary, the Treasurer, the Controller, any Assistant Vice President, Assistant Secretary, Assistant Treasurer, or Assistant Controller, or other officer or agent, is vacant or becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or the creation of a new office, the Board of Directors shall elect a person to such office who shall hold office for the unexpired term in respect of which such vacancy occurred; provided that, in its discretion, the Board of Directors, by vote of a majority of the whole Board, may leave unfilled for such period as it deems appropriate any office, except the offices of President, Secretary, Treasurer and Controller.

     SECTION 6. Duties of Officers May Be Delegated. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate the power or duties of such officer to any other officer, or to any director for the time being.

     SECTION 7. Chairman and Vice-Chairman of the Board. The Chairman of the Board shall be the chief executive officer of the Corporation. Subject to the control of the Board of Directors, he shall have general charge of, and supervision and authority over, the business and affairs of the Corporation. He shall preside at all meetings of the shareholders and directors. He shall have such other duties as may be assigned to him by the Board of Directors.

     The Vice-Chairman of the Board shall assist the Chairman of the Board in the discharge of the latter's duties in the manner and to the extent designated by the Board of Directors or the Chairman of the Board. In the absence of the Chairman of the Board, the Vice-Chairman of the Board shall preside at all meetings of shareholders and directors. He shall perform such other duties as are incident to his office or as are assigned to him by the Board of Directors or the Chairman of the Board.

   (As Amended November 13, 1989 to be Effective February 1, 1990)

     SECTION 8. President. The President shall be the chief operating officer of the Corporation. Subject to the supervision of the Chairman of the Board and the Board of Directors, itself, he shall have general charge of, and supervision and authority over, the operations of the Corporation. He shall perform such other duties as are incident to his office or as may be assigned to him by the Board of Directors or the Chairman of the Board.

   (As Amended November 13, 1989 to be Effective February 1, 1990)

                            --7--



     SECTION 9. Vice-Presidents. Subject to the control of the Board of Directors, the Chairman of the Board and the President, the Vice Presidents and the Assistant Vice Presidents shall have such power, and perform such duties, as the Board of Directors, the Chairman of the Board, or the President, from time to time shall assign to them, and, in the case of Assistant Vice Presidents, such powers and duties as may be assigned to them by the respective Vice Presidents whom they assist.

     SECTION 10. Secretary and Assistant Secretaries. The Secretary shall attend all meetings of the shareholders and Board of Directors, and shall record all votes and other proceedings in a book to be kept for that purpose. He shall give, or cause to be given, all required notices of meetings of the shareholders and Board of Directors. He shall have custody of the seal of the Corporation and of its records (other than accounting records) and shall perform such other duties as usually appertain to the office of Secretary and as may be prescribed by the Board of Directors, the Chairman of the Board or the President.

     The Assistant Secretaries shall perform such other duties as shall be delegated to them by the Board of Directors, the Chairman of the Board, the President or the Secretary.

     SECTION 11. Treasurer and Assistant Treasurers. The Treasurer shall have custody of the corporate funds and securities, and shall keep full and accurate accounts of receipts and disbursements in books of the Corporation to be kept for that purpose. He shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositaries as may be designated by authority of the Board of Directors, and shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements. He shall render to the Board of Directors, whenever it may so require, an account of all his transactions as Treasurer and of the financial condition of the Corporation. He shall have such other powers and duties as may be assigned to him by the Board of Directors, the Chairman of the Board or the President.

     The Assistant Treasurers shall perform such duties as shall be delegated to them by the Board of Directors, the Chairman of the Board, the President or the Treasurer.

     SECTION 12. Controller and Assistant Controllers. The Controller shall be the chief accounting officer of the Corporation. He shall keep or cause to be kept all books of account and accounting records of the Corporation, and shall render appropriate financial statements to the Board of Directors and to the shareholders. He shall perform such other duties as usually appertain to the office of the Controller and as may be prescribed by the Board of Directors, the Chairman of the Board or the President.

     The Assistant Controllers shall perform such other duties as shall be delegated to them by the Board of Directors, the Chairman of the Board, the President or the Controller.


                         ARTICLE VI.
                           Shares
                           ------

     SECTION 1. Certificates. The certificates for shares in the Corporation shall be consecutively numbered in the order of their issue, and each certificate shall state the name of the registered holder, the number of shares represented thereby, the par value of each share or a statement that such shares have no par value, whether such shares have been fully paid and are non-assessable, the kind and class of shares represented thereby, and a statement or summary of the relative rights, interests, preferences and restrictions of all classes of such shares; provided, that if the Board

                            --8--



of Directors so authorizes, such statement or summary may be omitted from the certificate if it shall be set forth upon the face or back of the certificate that such statement, in full, will be furnished by the Corporation to any shareholder upon written request and without charge.

     Certificates for shares shall be in such form, consistent with the Amended Articles, as the Board of Directors shall approve. Such certificates shall be signed by the President, or a Vice President, and the Secretary, or an Assistant Secretary, and shall be sealed with the corporate seal, which seal may be an original impression or a facsimile thereof. Where any certificate is manually signed by a registrar, the signatures of the transfer agent and the President, Vice President, Secretary or Assistant Secretary of the Corporation may be facsimiles.

     SECTION 2. Record of Shareholders. The Corporation shall keep at its principal office a complete and accurate list of the shareholders of each class of shares issued and outstanding setting forth the names and addresses of the shareholders of each class and the number of shares held by each such shareholder.

     The Corporation shall be entitled to treat the holder of record of any share or shares as the owner in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of the State of Indiana.

     SECTION 3. Transfers of Shares. The transfer of shares may be made on the books of the Corporation only by the holder thereof or his duly authorized attorney and upon surrender of the certificate representing the same, properly endorsed and/or assigned; title to certificates and to the shares represented thereby can be transferred only as provided by the laws of the State of Indiana.

     SECTION 4. Transfer Books; Record Date. The books for the transfer of the shares of the Corporation may be closed for such period, in anticipation of shareholders' meetings, the payment of dividends or the allotment of rights, as the Board of Directors from time to time may determine. In lieu of providing for the closing of the transfer books, the Board of Directors may, in its discretion, fix a date as prescribed by the laws of the State of Indiana, for any such meeting, payment, or allotment as a record date for such purpose.

     SECTION 5. Transfer Agents and Registrars. The Board of Directors may appoint one or more transfer agents and registrars for its shares or appoint qualified agents to perform both the functions of transfer agent and registrar. The Board of Directors may require all certificates for shares to bear the manual signature of either a transfer agent or of a registrar, or both.

     SECTION 6. Lost or Destroyed Certificates. Any person claiming a certificate for shares to be lost or destroyed shall make an affidavit or affirmation of that fact and shall give the Corporation and/or the transfer agents and/or the registrars, if they shall so require, a bond of indemnity, in form and with one or more sureties satisfactory to the officers of the Corporation, and/or the transfer agents, and/or the registrars, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed; or in lieu of the foregoing procedure, such person may proceed in accordance with the laws of the State of Indiana.


                        ARTICLE VII.

               Checks, Notes, Contracts, Etc.
               ------------------------------

     SECTION 1. Checks; Notes. All checks, notes, drafts, acceptances, or other demands or orders for the payment of money of the Corporation shall be signed by such officer or officers,

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or person or persons, as the Board of Directors may from time to time designate. When so authorized by the Board of Directors, the signatures of such officers on any bonds, notes, debentures, or other evidences of indebtedness may be facsimiles and such facsimiles on such instruments shall be deemed the equivalent of and constitute the written signatures of such officers for all purposes including, but not limited to, the full satisfaction of any signature requirements of the laws of the State of Indiana on the negotiable bonds, notes, debentures, and other evidence of indebtedness of the Corporation.

     SECTION 2. Contracts Requiring Seal. All contracts, deeds, mortgages, leases or instruments that require the seal of the Corporation shall be signed by the President, or a Vice President, and by the Secretary, or an Assistant Secretary, or by such officer or officers, or person or persons, as the Board of Directors may by resolution prescribe, except as provided in Section 1 of this Article VII. Such seal may be an original impression or an engraved or imprinted facsimile thereof.




                        ARTICLE VIII.

                            Seal
                            ----

     The corporate seal shall have inscribed thereon the name of the Corporation and the word ``SEAL''.


                         ARTICLE IX.

                         Fiscal Year
                         -----------

     The fiscal year shall be the calendar year.


                         ARTICLE X.

                  Miscellaneous Provisions
                  ------------------------

     SECTION 1. Inspection of Books. The Board of Directors shall determine from time to time whether, and, if allowed, when and under what conditions and regulations, the accounts and books of the Corporation (except such as by statute may be specifically open to inspection), or any of them, shall be open to the inspection of the shareholders, and the shareholders' rights in this respect are and shall be restricted and limited accordingly.

     SECTION 2. Notices. Whenever under the provisions of these By-Laws notice is required to be given to any director, officer, or shareholder, it may be given by depositing the same with the United States Postal Service, in a postpaid sealed wrapper, addressed to such director, officer, or shareholder at such address as appears on the books of the Corporation, or in default of other address, to such director, officer or shareholder at the General Post Office in the City of Indianapolis, Indiana, and such notice shall be deemed to be given at the time of such mailing.

     SECTION 3. Waiver. Any director, officer or shareholder may waive any notice required to be given under these By-Laws either before, at, or after any meeting, and such waiver shall be equally as effective as the due service of notice.

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                         ARTICLE XI.

                    Amendments and Repeal
                    ---------------------

     SECTION 1. Amendments. These By-Laws may be altered, amended or repealed, and new By-Laws may be made at any annual, regular, or special meeting of the Board of Directors by the affirmative vote of a majority of the whole Board of Directors at the time of such action.

     SECTION 2. Repeal. All By-Laws of the Corporation, and amendments thereto, heretofore made and adopted by the shareholders and/or the Board of Directors of the Corporation are hereby expressly repealed.
























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